SPRIZA, INC. ANNOUNCES CONTEST WINNER

Jared Northcott is the winner of the Apple/GoPro giveaway through SPRIZA™

EL SEGUNDO, Calif., Apr. 25, 2014 (Marketwired) -- SPRIZA, Inc. (OTCQB:SPRZ), today announced that Jared Northcott, from Calgary, Alta, is the proud winner of a MacBook Pro, a GoPro Hero3 camera, GoPro Accessories and Final Cut Pro editing software. Northcott won by participating in a special online contest that utilized SPRIZA’s online system of promotions and giveaways, SPRIZA™.

YouTube Video: http://youtu.be/jb1K_h6Ptjk

SPRIZA has partnered with Fameus Inc, a mobile app and job site for the entertainment industry, and has launched the Fameus Hollywood Experience Weekend contest.

Promotion ballet: http://Spriza.com/GetFameus

The contest pairs three friends together to spend three nights in Los Angeles. This prize includes round trip flights, three nights’ accommodation, three luxurious dinners; three-iPod touch, ground transportation and a Fameus gift pack.

SPRIZA™ taps into the power of shared interests and personal relationships within targeted markets producing traceable and quantifiable results at every stage of the contest. SPRIZA provides its clients deep, real-time analytics and reporting, through a robust tool that measures marketing and advertising budgets for real time ROI analysis and demographic profiling. Because SPRIZA™ can leverage social strategies based on business objectives, branders are able to measure the results of their marketing efforts through this medium.

SPRIZA™ is designed to work with most Social Media engines including Facebook, Twitter and Pinterest and offers full mobile capability to engage popular mobile applications including iPhone, Android, Blackberry and Window mobile operating systems.

SPRIZA’s growth model is to attract and retain subscribers by providing targeted real-time contests that offer significant prizes to groups of winners - many of whom which will know each other. SPRIZA then expands the number of categories within the contests it offers to keep subscribers returning for more interaction. SPRIZA expects to attract its clients by targeting advertising agencies, national brand channels, Social Media players, digital publishers, international licensing.

Ryan Frey, Business Development of Spriza, said, “We had a great response to the Apple / GoPro contest and look forward to launching a similar promotion soon. We would like to congratulate Jared and thank all those who participated.”

Forward-Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, achieving an objective of an annualized sales run rate of one million cases next year. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For more information visit:

See Corporate Website here: www.spriza.com

See the SPRIZA Video here: YouTube Video: http://youtu.be/GX3nlGLXyPE

Become a SPRIZA Facebook Fan at http://www.facebook.com/sprizacontests

Follow SPRIZA on Twitter at https://twitter.com/Sprizacontests

Investor Relations:

Martin E. Janis & Company, Inc.

Bev Jedynak

312-943-1123
bjedynak@janispr.com
ir@spriza.com
info@spriza.com

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SOURCE: Spriza, Inc.